UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Wright Brothers Drive

Salt Lake City, UT 84116

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders

PolarityTE, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders on December 19, 2019. At the Annual Meeting the stockholders voted on the following four proposals:

1.	The election of one Class II director nominated by the Board of Directors for a three-year term;
2.	Approval, by a non-binding advisory vote, of the compensation of the Company’s named executive officers;
3.	The ratification of the appointment of EisnerAmper LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2019; and
4.	Approval of the 2020 Stock Option and Incentive Plan.

At the meeting the stockholders elected the nominee and approved the remaining proposals by the following vote:

Proposal No. 1 Election of Class II Directors

	Votes For	Votes Withheld	Broker Non-Votes
Willie Bogan	7,087,817	904,792	6,724,583

Proposal No. 2 Advisory Vote on of the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstain	Broker Non-Votes
4,699,526	3,102,371	190,712	6,724,583

Proposal No. 3 Ratify the Appointment of EisnerAmper LLP as the Company’s Independent Public Accountant

Votes For	Votes Against	Abstain	Broker Non-Votes
14,515,901	151,560	49,721	10

Proposal No. 4 Approve the 2020 Stock Option and Incentive Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
4,730,763	3,211,993	49,853	6,724,583

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	PolarityTE, Inc., 2020 Stock Option and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: December 20, 2019	/s/ Paul Mann
Paul Mann
Chief Financial Officer